Exhibit 10.14

10/12/06

OWENS CORNING

2006 STOCK PLAN

I. INTRODUCTION

1.1 Purpose. The purpose of the Owens Coming Stock Incentive Plan (the “Plan”) is to promote the long-term financial success of Owens Coining (the “Company”) by (i) establishing a Management Equity Program; (ii) establishing a broad-based Employee Equity Program for all Company employees (other than those persons eligible to participate in the Management Equity Program); (iii) attracting and retaining executive personnel of outstanding ability; (iv) strengthening the Company’s capability to develop, maintain and direct a competent management team; (v) motivating executive personnel by means of performance-related incentives to achieve longer-range performance goals; (vi) providing incentive compensation opportunities which ate competitive with those of other major corporations; (vii) enabling Company employees and executive personnel to participate in the long-term growth and financial success of the Company through increased stock ownership and (viii) serving as a mechanism to attract, retain and properly compensate outside directors Where the grant of shares of stock under this Plan is restricted or rendered impracticable by foreign local laws and/or regulations, the foregoing purposes will be promoted through some alternative arrangement (or in some cases cash equivalents) as applicable

1.2 Certain Definitions. In addition to the defined terms set forth elsewhere in this Plan, the terms set forth below, shall, when capitalized, have the following respective meanings

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award

“Board” shall mean the Board of Directors of the Company

“Bonus Stock” shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures

“Cause” shall mean the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the optionee’s Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Committee, no longer conforms to the standard of the Company’s employees or executives, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company

“Change in Control” shall have the meaning set forth in Section 6 8(b) “Code” shall mean the Internal Revenue Code of 1986, as amended

“Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan, consisting of two or more members of the Board, each of whom shall be (i) a “Non-Employee Director”

within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “Independent Director” within the meaning of the rules of the New York Stock Exchange

“Common Stock” shall mean the new common stock, $.01 par value, of the Company

“Disability” shall mean the inability of the holder of an award to perform substantially such holder’s duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee To the extent that Code Section 409A is applicable to a particular award, the term “Disability” shall have the meaning as defined under that Section.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended,

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided further, that Fair Market Value may be determined by the Committee by whatever other means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate Notwithstanding the foregoing, for any purposes under this Plan including for Plan administrative purposes, the Committee may, in its discretion, apply any other definition of Fair Market Value which is reasonable and consistent with applicable tax, accounting and other rules.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof, as set forth in the Agreement, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock which meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute an Incentive Stock Option

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary

“Non-Qualified Stock Option” shall mean an option to purchase shares of Common Stock that is not an Incentive Stock Option.

“Participant” shall mean an individual who has been granted an Incentive Stock Option, a Non-Qualified Stock Option, an SAR, a Bonus Stock Award, Performance Share Award, Restricted Stock Award or Restricted Stock Unit Award

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt of Common Stock subject to a Restricted Stock Award or a Performance Share Award and/or of payment with respect to such award The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only to the extent such adjustment would not cause any portion of the award, upon payment, or the option, upon exercise, to be nondeductible pursuant to Section 162(m) of the Code Such criteria and objectives may include one or more of the following: total stockholder return (based on the change in the price of a share of the Company’s Common Stock and dividends paid) earnings per share; operating income; net income; return on stockholder’s equity; return on assets; return on capital employed; economic value added; and cash flows (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment) If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard

“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured

“Performance Share” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, at the Committee’s discretion, the Fair Market Value of such Performance Share in cash

“Performance Share Award” shall mean an award of Performance Shares under this Plan

“Permanent and Total Disability” shall have the meaning set forth in Section 22(e) (3) of the Code or any successor thereto

“Restricted Stock” shall mean shares of Common Stock that are subject to a Restriction Period

“Restricted Stock Unit” shall mean the right to receive one share of Common Stock which shall be contingent upon the expiration of a specified Restriction Period and subject to such additional restrictions as may be contained in the Agreement relating thereto

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect

“SAR” shall mean a stock appreciation right which may be a Free Standing SAR or a Tandem SAR

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award, or a Bonus Stock Award

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered

1.3 Administration. This Plan shall be administered by the Committee The Committee shall have the authority to determine eligibility for awards hereunder and to determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, and the number of Performance Shares subject to such an award, the exercise price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options, stock awards, and/or SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (in) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse, (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share Award shall be deemed to be satisfied at the maximum or any other level

The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities All such interpretations, rules, regulations and conditions shall be final, binding and conclusive

The Committee shall keep minutes of its meetings and of action taken by it without a meeting A majority of the Committee shall constitute a quorum The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting

Notwithstanding anything in the Plan to the contrary, in accordance with Section 157 of the Delaware General Corporation Law, the Committee may, by resolution, authorize one or more executive officers of the Company to do one or both of the following: (i) designate non-director and non-executive officer employees of the Company or any of its Subsidiaries to be recipients of rights or options entitling the holder thereof to purchase from the Company shares of its capital stock of any class or other awards hereunder; and (ii) determine the number of such rights or options, or awards to be received by such non-director and non-executive officer employees; provided, however, that the resolution so authorizing such executive officer or officers shall specify the total number of rights or options, or awards such executive officer or officers may so award. The Committee may not authorize an executive officer to designate himself or herself or any director or other executive officer of the Company to be a recipient of any such rights, options, or awards

Notwithstanding anything in the Plan to the contrary, to the extent an award granted hereunder would be subject to the requirements of Section 409A of the Code and the regulations thereunder, then the Agreement for such award and the Plan shall be construed and administered so as the award complies with Section 409A of the Code and the regulations thereunder

Awards may be granted to Participants in jurisdictions outside the United States To the extent necessary or advisable to comply with applicable local laws while concurrently aiming to achieve the purposes of the Plan it may be determined by the Committee that the terms and conditions applicable to those awards granted to Participants outside the United States are different from those under the Plan

1.4 Eligibility. Participants in this Plan shall consist of such directors, officers, and employees of the Company and its Subsidiaries, Affiliates or Joint Ventures from time to time, and any other entity designated by the Board or the Committee (individually a “Subsidiary” and collectively the “Subsidiaries”) as the Committee, in its sole discretion, may select from time to time. For purposes of this Plan, reference to employment by the Company shall also mean employment by a Subsidiary, Affiliate or Joint Venture

1.5 Shares Available. Subject to adjustment as provided in Section 6.7, 8,850,000 shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, including Directors Options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Shares. To the extent that shares of Common Stock subject to an outstanding option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award or Performance Share are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award, then such shares of Common Stock shall again be available under this Plan

Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof

To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options,

SARs, Stock Awards or Performance Share Awards or a combination thereof may be granted during any calendar year to any person shall be 300,000, subject to adjustment as provided in Section 6.7

For purposes of grants of Incentive Stock Options under this Plan, the maximum number of shares available for such grant(s) shall be no more than 2,000,000 shares

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant Incentive Stock Options or Non-Qualified Stock Options to such eligible persons under Section 1 4 as may be selected by the Committee

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price The number of shares and the purchase price per share of Common Stock subject to an option shall be determined by the Committee, provided, however, that the purchase price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option and provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option,

(b) Option Period and Exercisability Each option, by its terms, shall require the Participant to remain in the continuous employ of the Company for at least one year following the date of grant of the option before any part of the option shall be exercisable, except in the case of a Change in Control. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant Once determined and stated in an Agreement with respect to an option, the period during which an option can be exercised shall not be further extended The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time An exercisable option, or portion thereof may be exercised only for whole shares of Common Stock

(c) Method of Exercise An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) by the delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise, (B) for employees other than Canadian employees, by delivery (either actual delivery or by attestation procedures established by the Company) of previously acquired shares of Common Stock that have an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise (C) by the delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefore has been paid (or arrangement made for such payment to the Company’s satisfaction).

Notwithstanding the foregoing, permitted exercise methods may be limited by the terms of the individual Award Agreement

2.2 Stock Appreciation Rights The Committee may, in its discretion, grant SARs to such eligible persons under Section 1.4 as may be selected by the Committee The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price The number of SARs subject to an award shall be determined by the Committee Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR

(b) Exercise Period and Exercisability Each SAR, by its terms, shall require the Participant to remain in the continuous employ of the Company for at least one year following the date of grant of the SAR before any part of the SAR shall be exercisable, except in the case of a Change in Control. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof, provided, however, that cash settled SARs may only be granted to persons not subject to United States income tax laws, including Section 409A of the Code and the rules and regulations promulgated thereunder. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR may be exercised later than 10 years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option Once determined and stated in an Agreement with respect to an SAR, the period during which an SAR can be exercised shall not be further extended The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free Standing SAR, only with respect to a whole number of SARs If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3 2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3 2(d) Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR

(c) Method of Exercise A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request

2.3 Termination of Employment or Seivice (a) Non-Qualified Stock Options and SARs All of the terms relating to the exercise period or to the vesting, in whole or in part, or forfeiture and cancellation of such option or SAR award upon a termination of employment or service with the Company of the holder, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and as set forth in the Agreement Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive

(b) Incentive Stock Options All of the terms relating to the exercise period or to the vesting, in whole or in part, or forfeiture and cancellation of such Incentive Stock Option award upon a termination of employment or service with the Company of the holder, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and as set forth in the Agreement Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive

(c) Continuation of Service as a Non-Employee Director Unless otherwise set forth in the Agreement, a holder’s employment with the Company will not be deemed to have terminated for purposes of this Section 2 3 if the holder continues to provide services to the Company as a Non-Employee Director

2.4 No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 6 7, without the approval of the stockholders of the Company the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a “repricing,” as such term is used in Section 303 A 08 of the Listed Company Manual of the New York Stock Exchange.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons under Section 1.4 as may be selected by the Committee The Agreement relating to the Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award, or Bonus Stock Award

3.2 Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable

(a) Number of Shares and Other Terms The number of shares of Common Stock subject to a Restricted Stock Award, Restricted Stock Unit Award, or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award or Restricted Stock Unit Award shall be determined by the Committee and set forth in the individual award Agreement

(b) Vesting and Forfeiture The Agreement relating to a Restricted Stock Award or Restricted Stock Unit Award shall provide, in the manner determined by the Committee in its discretion, and subject to the provisions of this Plan, for the vesting, in whole or in part, of the shares of Common Stock subject to such award, in the case of a Restricted Stock Award, or the vesting of the Restricted Stock Unit Award itself, in the case of Restricted Stock Unit Award, (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period, and for the forfeiture of the shares of Common Stock subject to such award in the case of a Restricted Stock Award, or the forfeiture of the Restricted Stock Unit Award itself, in the case of a Restricted Stock Unit Award, (x) if specified Performance Measures are not satisfied or met during the specified Performance Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period

Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods

(c) Stock Issuance During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6 6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award

(d) Rights with Respect to Restricted Stock Awards Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made

(e) Rights and Provisions Applicable to Restricted Stock Unit Awards The Agreement relating to a Restricted Stock Unit Award shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award Prior to the settlement of a Restricted Stock Unit Award, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award, except to the extent that the Committee, in its sole discretion, may grant dividend equivalents on Restricted Stock Unit Awards as provided above No shares of Common Stock and no certificates representing shares of Common Stock that are the subject to a Restricted Stock Unit Award shall be issued upon the grant of a Restricted Stock Unit Award Instead, shares of Common Stock subject to Restricted Stock Unit Awards and the certificates representing such shares of Common Stock shall only be distributed at the time of settlement of such Restricted Stock Unit Awards in accordance with the terms and conditions of this Plan and the Agreement relating to such Restricted Stock Unit Award

3.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any vesting, in whole or in part, or forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and as set forth in the Agreement Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive

IV. PERFORMANCE SHARE AWARDS

4.1 Performance Share Awards. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons under Section 1 4 as may be selected by the Committee

4.2 Terms of Performance Share Awards. Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable

(a) Number of Performance Shares and Performance Measures The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee

(b) Vesting and Forfeiture The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period

(c) Settlement of Vested Performance Share Awards The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award If a Performance Share Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3 2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3 2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 6.10 Notwithstanding any other provision of the Plan to the contrary, payments of cash, shares of Common Stock, or any combination thereof to any Participant in respect of the settlement of any single Performance Share Award for any Performance Period shall not exceed seven million dollars, with respect to the cash payment for such award, and shall not exceed 300,000 shares of Common Stock, with respect to the Common Stock payment for such award

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee

V. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

5.1 Eligibility. Each Non-Employee Director is eligible to receive awards consisting of restricted stock and/or grants of options to purchase shares of Common Stock in accordance with this Article V and pursuant to terms and conditions as established by the Committee as set forth in an individual agreement regarding each such award All options granted under this Article V shall constitute Non-Qualified Stock Options

5.2 Giants of Stock Options and/or Awards of Restricted Stock:

(a) Giant upon Initial Election Current Non-Employee Directors as of October 30, 2006, and future Non-Employee Directors upon first election to the Board, shall be eligible for an award under this Plan, in such amount and form, and with such terms and conditions as determined by the Committee

(b) Restrictions. Exercise Period and Exercisability. For each award granted under this Section 5.2, vesting and other terms, conditions and requirements, if any, shall be as determined by the Committee at the time of grant and as reflected in the Agreement, or as otherwise set forth in Section 5 5 and/or 5 6 below. Options granted under this Section 5.2 shall expire 10 years after its date of grant An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock Options granted under this Section 5.2 shall be exercisable in accordance with Section 2.l(c)

5.3 Termination of Service.

(a) General. All of the terms relating to the exercise or to the vesting, in whole or in part, or forfeiture and cancellation of such an option granted under Section 5.2 upon the holder ceasing to be a director of the Company, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and as set forth in the individual award Agreement. Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive.

(b) Death Following Termination of Directorship. If the holder of an option granted under Section 5.2 dies during the period set forth in Section 5 3(a) following such holder’s ceasing to be a director of the Company by reason of disability, retirement, or any other reason, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the date of the holder’s death and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of the (i) a date which is a specific period, as set forth in the individual award agreement, after the date of death, if any such period is specified in the Agreement and (ii) the expiration date of the term of such option.

(c) Continuation of Service as an Employee. A holder’s directorship will not be deemed to have terminated for purposes of this Section 5 3 if the holder continues to provide services to the Company as an employee of the Company

5.4 Other Plan Non-Employee Director Equity Awards.

(a) In addition to any award received under Section 5 2 of this Plan as set forth above, each Non-Employee Director shall be eligible for, and may from time to time be granted, an award under the Plan consisting of restricted stock and/or a grant of options to purchase shares of Common Stock in such amount as determined by the Committee Each such award to a Non- Employee Director shall be awarded in accordance with this Article V and any additional terms and conditions made applicable by the Committee or by an individual agreement

(b) Each Non-Employee Director may also from time to time elect, in accordance with procedures to be specified by the Committee and subject to approval of the Committee, to receive in lieu of all or part of a specified percentage of the cash retainer and any meeting fees that would otherwise be payable to such Non-Employee Director either (i) Restricted Stock or Restricted Stock Units under this Plan, if available, having the terms described in Section 5 5 (“Directors Restricted Stock”), using the Fair Market Value of Common Stock as of the electron date, equal to the amount of the forgone retainer and meeting fees; or (ii) options under this Plan, if available, having the terms described in Section 5 6 (“Directors Options”) to purchase shares of Common Stock, using the Fair Market Value of Common Stock as of the election date, equal to the amount of the forgone retainer and meeting fees Any election under this paragraph 5 4 shall be made under an appropriate election form and appropriate individual award agreement or agreements and shall have terms and conditions set forth in such agreement and as approved by the Committee.

(c) In addition to the foregoing, any Award to Non-Employee Directors of Restricted Stock, Restricted Stock Units or Options under this Plan which are not immediately vested may be deferred at vesting through an appropriate deferral election by the Director

(d) Any election made under this Section must be made prior to the year in which such cash retainer and meeting fees are earned for purposes of elections under paragraph (b) above, or prior to the period of service applicable to the vesting of such award under paragraph (c) above in accordance with requirements under Section 409A of the Code, and any elections shall be deferred with such terms and conditions as specified in such election

5.5 Directors Restricted Stock. Shares of Directors Restricted Stock shall be subject to a Restriction Period commencing on the date of grant of such award and terminating on the specified anniversary date of the date of grant of such award (as determined by the Committee in its discretion and as set forth in the Agreement), shall vest if the holder of such award remains continuously in the service of the Company as a Non-Employee Director during the Restriction Period and shall be forfeited if the holder of such award does not remain continuously in the service of the Company as a Non-Employee Director or employee of the Company during the Restriction Period A certificate or certificates representing Directors Restricted Stock shall be issued in accordance with Section 3 2(c) and the holder of such award shall have such rights of a stockholder of the Company as determined pursuant to Section 3 2(d)

Notwithstanding the foregoing paragraph, if the service to the Company as a Non-Employee Director or employee of the Company of the holder of Directors Restricted Stock terminates or ceases to be a director or employee whether by reason of disability, retirement, death or any other reason, the termination of the Restriction Period shall be determined by the Committee as set forth in the individual award Agreement Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive.

5.6 Director’s Options. Each Director’s Option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Exercise Period and Exercisability. For each Director’s Option, such option shall be exercisable, and vesting and other requirements shall apply, if any, as shall be determined by the Committee at the time of grant Each Director’s Option shall expire 10 years after its date of grant.

(b) Purchase Price. The purchase price for the shares of Common Stock subject to any Director’s Option shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Director’s Option. An exercisable Director’s Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock Director’s Options shall be exercisable in accordance with Section 2. l(c)

(c) Termination of Service If the holder of a Director’s Option ceases to be a director of the Company by reason of whether by reason of disability, retirement, death or any other reason, the exercise of such option shall be determined by the Committee and as set forth in the individual award Agreement Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive

If the holder of a Director’s Option dies during the period set forth in the first paragraph of this Section 5 6(c) following such holder’s ceasing to be a director of the Company by reason of disability, retirement, or any other reason, each such Director’s Option held by such holder shall be exercisable only to the extent that such option is exercisable on the date of the holder’s death and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of the (i) a date which is a specific period, as set forth in the individual award agreement, after the date of death, if any such period is specified in the Agreement and (ii) the expiration date of the term of such option

A holder’s directorship will not be deemed to have terminated for purposes of this Section 5.6 if the holder continues to provide services to the Company as an employee of the Company

VI. GENERAL

6.1 Effective Date and Term of Plan. This Plan has been approved by the stockholders of the Company and is effective as of October 30, 2006 This Plan shall terminate on October 30, 2016, unless terminated earlier by the Board Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination

6.2 Amendments. The Committee may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.7), (b) effect any change inconsistent with Section 422 of the Code, (c) extend the term of this Plan or (d) reduce the minimum purchase price of a share of Common Stock subject to an option. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

Awards may be granted to Participants in jurisdictions outside the United States To the extent necessary or advisable to comply with applicable local laws while concurrently aiming to achieve the purposes of the Plan, it may be determined by the Committee that the terms and conditions applicable to those awards granted to Participants outside the United States are different from those under the Plan

6.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

6.4 Non-Transferabilitv of Awards. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

6.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company in the amount necessary to satisfy any such obligation, (B) except for Canadian employees, delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an Incentive Stock Option or Non-Qualified Stock Option, a cash payment in the amount necessary to satisfy any such obligation by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may requite that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger; consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of shares of Common Stock with respect to which options, SARs, Stock Awards or Performance Share Awards or a combination thereof may be awarded during any calendar year to any one per son, the maximum number of shares of Common Stock that may be issued pursuant to Awards in the form of Incentive Stock Options, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise price, if any, of such award.

6.8	Change in Control.

(a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options and SARS shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, unless otherwise provided in the award Agreement and subject to the discretion of the Committee, (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the maximum level and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate pur chase price or base price

(2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(l) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of snares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, (ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, (iii) in the case of a Restricted Stock Award or Performance Share Award, the number of shares of Common Stock or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. In the event of a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

(b) “Change in Control” shall mean:

(1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding

Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 6 8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Common Stock or more than 50% of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2) individuals who, as of the beginning of any consecutive 2-year period constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who subsequently becomes a director of the Company and whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, more than 50% of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) the consummation of a plan of complete liquidation or dissolution of the Company.

(5) Notwithstanding the foregoing, a Change in Control under the Plan shall not be deemed to have occurred as a result of the implementation of the Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-In-Possession (As Modified), which was confirmed by the United States Bankruptcy Court for the District of Delaware on September 26, 2006, or any restructuring of the Company associated with the implementation of the Plan of Reorganization.

6.9 No Right of Participation or Employment. No person shall have any right to participate in this Plan The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder

6.10 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security

6.11 Stock Certificates. To the extent that this Plan provides for issuance of certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of the New York Stock Exchange.

6.12 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

Owens Corning 2006 Stock Plan

ADDENDUM I

CANADIAN PARTICPANTS

(the “Canadian Addendum”)

This addendum covers awards of Restricted Stock Units granted under the Owens Coming 2006 Stock Plan to Canadian employees of the Canadian subsidiary of Owens Coining (“Canadian Participants”)

At the discretion of the Committee, awards of Restricted Share Units (“RSU Awards”) may be granted under this addendum to Canadian Participants in accordance with the terms as set out herein. For greater certainty, the Committee may grant RSU Awards to Canadian Participants under the terms of the Plan without reference to this Addendum.

1 The Canadian subsidiary of Owens Coining (the “Canadian Subsidiary”) shall establish a “trust governed by an employee benefit plan”, as defined in the Income Tax Act (Canada) (the “Tax Act”) (the “EBP Trust”), to purchase and hold Common Stock for the purposes of satisfying RSU Awards granted to Canadian Participants hereunder.

2 The Canadian Subsidiary shall enter into a trust agreement with a Canadian resident trustee (the “Trustee”) for the purposes of establishing and maintaining the EBP Trust

3 The Canadian Subsidiary shall make cash contributions to the EBP Trust, from time to time, which funds shall be applied by the trustee of the EBP Trust to the purchase of the Common Stock on the open market.

4 The Common Stock shall be held by under the EBP Trust and shall be distributed from the EBP Trust to the Canadian Participants in accordance with the terms of the Agreement governing the RSU Award.

5 The Committee shall retain all of its authority and discretion under the Plan in respect of the RSU Awards granted under this Addendum and the Committee shall have the authority to direct the Trustee, as necessary, under the terms of the governing trust agreement.

6 Where a Canadian Participant is granted an RSU Award under this Addendum and such Canadian Participant becomes or is to become a US. taxpayer, the Committee may cancel the RSU Award granted under this Addendum and replace it with an equivalent RSU Award granted under the Plan without reference to this Addendum

7 Notwithstanding any other provision of the Plan, including section 6 2, no amendment of the Plan (including this Canadian Addendum), shall operate so as to cause the granting of RSU Awards to Canadian Participants under this Addendum or the EBP Trust not to be an “employee benefit plan” or a “trust governed by an employee benefit plan”, respectively, as those terms are defined in the Tax Act.

Owens Corning 2006 Stock Plan

For greater certainty, the following sections of the Plan should be read as follows for the RSU Awards granted to Canadian Participants under this Addendum:

“1.2

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect Notwithstanding the aforementioned, under no circumstances shall the Restriction Period applicable to a RSU Award to Canadian Participant exceed a 3 year vesting period.

1.3 Administration (2nd paragraph)

The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities, provided that no such interpretation, rule, regulation, or condition will operate to cause the granting of RSU Awards to Canadian Participants hereunder not to be an “employee benefit plan” as that term is defined in the Tax Act. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive

6.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.7), (b) effect any change inconsistent with Section 422 of the Code, (c) extend the term of this Plan or (d) reduce the minimum purchase price of a share of Common Stock subject to an option No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

Notwithstanding the aforementioned, no amendment of the Plan (including the Canadian Addendum), shall operate so as to cause the granting of RSU Awards to Canadian Participant hereunder or the EBP Trust not to be an “employee benefit plan “ or a “trust governed by an employee benefit plan”, respectively, as those terms are defined in the Tax Act.

Awards may be granted to Participants in jurisdictions outside the United States To the extent necessary or advisable to comply with applicable local laws while concurrently aiming to achieve the purposes of the Plan, it may be determined by the Committee that the terms and conditions applicable to those awards granted to Participants outside the United States are different from those under the Plan. “

Addendum I – Canadian Participants

2

Owens Corning 2006 Stock Plan

ADDENDUM II

CANADIAN PARTICIPANTS

(the “Canadian Addendum”)

This addendum covers awards of Non-Qualified Stock Options granted under the Owens Corning 2006 Stock Plan to Canadian employees of the Canadian subsidiary of Owens Corning (the “Canadian Options”)

1 For the purposes of the Canadian Options, the definition of “Fair Market Value” set out in Section 1.2 of the Plan, shall be read as follows:

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported;

Owens Corning 2006 Stock Plan

Subplan for the award of

Restricted Stock Units in France

This subplan will apply to Participants in the Owens Corning’s 2006 Stock Plan (the “Plan”) who are or may become subject to French taxation (i.e., income tax and/or social security contributions) as a result of Restricted Stock Units granted under the Plan.

According to Section 6.2 of the Plan awards may be granted to Participants in jurisdictions outside the United States. To the extent necessary or advisable to comply with applicable local laws while concurrently arming to achieve the purposes of the Plan, it may be determined by the Committee that the terms and conditions applicable to those awards granted to Participants outside the United States are different from those under the Plan. This subplan has been established to qualify the Restricted Stock Units for the favorable French tax and social security treatment.

The terms of the Plan, as modified by this subplan for France, constitute the “French Plan”, so as to comply with the provisions of Articles L 225-197-1 to L, 225-197-3 of the French Commercial Code and French employment law. This subplan shall be construed and operated with that intention.

This subplan should be read in conjunction with the Plan and is subject to the terms and conditions of the Plan except to the extent that the terms and conditions of the Plan differ from or conflict with the terms set out in this subplan, in which event, the terms set out in this subplan shall prevail

Under the French Plan, Participants will be granted only Restricted Stock Units (“RSU” or “RSUs”), as defined in Section 1 2 of the Plan.

Initially capitalized terms used herein and not defined in Section 1 shall have the meanings ascribed to such terms in the Plan Reference to the singular shall include reference to the plural

A grant of a Restricted Stock Unit shall be subject to the terms of the French Plan if the Award Agreement evidencing such grant refers to the French Plan

The terms of this subplan are the terms set out in the rules of the Plan, modified as follows:

1. Definitions

1.1. Employee

The term “Employee “ shall mean a current salaried employee, as defined by French labor law

Subplan – France

1

Owens Corning 2006 Stock Plan

1.2. Corporate Officer

The term “Corporate Officer” shall only mean a corporate officer (“mandataire social”) as defined in Article L. 225-197-1,13 of the French Commercial Code.

2. Eligibility

Only an Employee, as defined in Section 1.1, and/or a Corporate Officer, as defined in Section 2., of the Company or of a subsidiary having a capital link as defined in Article L 225-197-1, II II of the French Commercial Code1, shall be granted RSUs pursuant to this subplan

Notwithstanding any other provision of the Plan, RSUs granted under the Plan to any Employee or Corporate Officer who is holding shares of Common Stock representing 10% or more of Owens Corning’s share capital at the date of the grant or who may hold shares of Common Stock representing 10% or more of Owens Coining’s share capital due to the grant of RSUs shall not be deemed to have been granted pursuant to this subplan.

3. Number of shares of Common Stock granted

The total number of shares of Common Stock granted freely under the French Plan may not exceed 10% of the Company’s share capital.

4. Grant of RSUs and delivery of shares of Common Stock free of charge

Notwithstanding any other provision of the Plan, RSUs shall be granted and shares of Common Stock shall be delivered free of charge

5. Minimum vesting period before which the shares of Common Stock can not be delivered

Notwithstanding any other provision of the Plan, RSUs shall not vest and the shares of Common Stock underlying the RSUs shall not be delivered to Participants before the end of a minimum two-year period as from the date of grant, except in any event provided for under French law as an exception to this minimum vesting period, notably in the event of death as described below in Section 12.

6. Delivery of whole number of shares of Common Stock

Notwithstanding any other provision of the Plan, only whole number of shares of Common Stock shall be delivered to Participants

[1]	– At least 10% of the employer’s company capital must be held, directly or indirectly, by the issuing company.

– The employer’s company must directly or indirectly hold at least 10% of the issuing company’s capital

– At least 50% of the employer’s company capital must be held, directly or indirectly, by a company which holds at least 50% of the issuing company’s capital.

Subplan – France 2

2

Owens Corning 2006 Stock Plan

7. Definitive delivery of the Shares

Notwithstanding any other provision of the Plan, once delivered, shares of Common Stock shall be deemed to have been definitively delivered and may not be cancelled or rescinded and the Participant shall not be required by the Company to restitute the shares of Common Stock

8. Minimum holding period

Notwithstanding any other provision of the Plan, once definitively delivered, the shares of Common Stock must be held by the Participant during a minimum two-year period beginning on the date of their delivery to the Participant, except in any event provided for under French law as an exception to this minimum holding period.

9. Closed periods during which the shares of Common Stock can not be sold

Notwithstanding any other provision of the Plan, once delivered, shares of Common Stock may not be sold within the periods as set forth in Article L 225-197-1, I of the French Commercial Code2

10. Participant account

The shares of Common Stock delivered under the French Plan shall be recorded in an account in the name of the Participant with the Company or a broker or in such manner as the Committee may otherwise determine to ensure compliance with applicable restrictions provided by law.

11. Non transferabilitv of the RSUs

Notwithstanding any other provision of the Plan, the RSUs cannot be transferred or otherwise disposed of, except as provided in section 11 below.

12. Transfer to heirs

Notwithstanding any other provision of the Plan, in the event of death of a Participant, his/her heirs are entitled to request that the numbers of shares of Common Stock corresponding to the unvested RSUs at the date of death be delivered, provided such request is made within six months as from the date of death.

[2]	These periods are currently the following:
(i)	The period often Stock Exchange trading sessions preceding and following the date on which the consolidated financial statements, or failing that, the annual accounts, are published;
(ii)	The period between the date on which the corporate management of Owens Corning becomes aware of information, which, if published, might have a significant effect on the price of the Company’s Shares, and the latest date of the ten Stock Exchange trading sessions following the date on which this information is published

Subplan – France 3

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Owens Corning 2006 Stock Plan

13. Non-adjustability of the Stock Award

Notwithstanding any other provision of the Plan, the number of RSUs granted as well as the number of shares of Common Stock delivered can not be modified, except in cases which would be authorized or rendered compulsory under French law.

14. Changes to the Plan

The Committee or the Board of Directors may not change the Plan in any way that affects this subplan, the RSUs granted or shares of Common Stock delivered under this subplan, if the change is inconsistent with French law and, in particular, French legislation regarding the granting of free shares, as defined in Articles L 225-197-1 to L 225-197-3 of the French Commercial Code and French labor law

15. Severability

The terms and conditions provided in the French Plan are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable under French law, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Subplan – France

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